UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     }

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KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

700 East Bonita Avenue

Pomona, California 91767

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, August 18, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Keystone Automotive Industries, Inc. will be held at the Sheraton Suites Fairplex, 601 West McKinley Avenue, Pomona, California 91768 at 10:00 a.m. (California Time) on August 18, 2004, for the following purposes:

(1)	To elect the members of the Board of Directors to serve until the next annual meeting of stockholders;

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal 2005; and

(3)	To transact such other business as may properly come before the meeting or any adjournments thereof.

These items are more fully described in the accompanying Proxy Statement. If you were a stockholder of record at the close of business on July 2, 2004, you are entitled to vote at the meeting.

Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the meeting.

By Order of the Board of Directors,

Ronald G. Foster

Chairman of the Board

Pomona, California

July 16, 2004

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

700 East Bonita Avenue

Pomona, California 91767

PROXY STATEMENT

Annual Meeting Of Stockholders to be held August 18, 2004

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2004 annual meeting of stockholders. This proxy statement summarizes the information you need to know to cast a vote at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Who is Entitled to Vote?

We will begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about July 16, 2004, to all stockholders entitled to vote. Stockholders of record of Keystone common stock at the close of business on July 2, 2004, are entitled to vote. On this record date, there were 15,575,345 shares of Keystone common stock, no par value, outstanding. Keystone’s common stock is our only class of voting stock. We are also authorized to issue up to 3,000,000 shares of preferred stock, no par value, and no shares are presently issued and outstanding. We are also sending along with this proxy statement Keystone’s 2004 Annual Report, which includes our financial statements.

What Constitutes a Quorum?

The holders of a majority of the outstanding shares of Keystone’s common stock entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can conduct the business of the meeting only if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How Many Votes Do I Have?

Each share of Keystone common stock that you own entitles you to cast one vote. The proxy card indicates the number of shares of Keystone common stock that you own as of the record date.

How Do I Vote By Proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your “proxy” will vote your shares as recommended by the board of directors as follows:

•	“FOR” the election of all six nominees for director (see page 10).

•	“FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants (see page 23).

If any other matter is presented, your “proxy” will vote in accordance with the recommendation of the board of directors or, if no recommendation is given, in his or her own discretion. At the time this proxy statement went to press, we knew of no matter which needed to be acted on at the annual meeting, other than the election of directors and the ratification of the appointment of Ernst & Young LLP.

May I Change My Vote After I Return My Proxy?

Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

•	You may send our Corporate Secretary another proxy with a later date.

•	You may notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy.

•	You may attend the annual meeting and vote in person.

How Do I Vote in Person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring the proxy card, an account statement or a letter from the nominee indicating that you were the beneficial owner of the shares on July 2, 2004, the record date for voting, and a written instruction from the nominee authorizing you to vote the shares.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect six Directors

The six nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Proposal 2: Ratification of Ernst & Young LLP

The affirmative vote of a majority of the shares of Common Stock represented and voted at the annual meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending on April 1, 2005.

The Effect of Broker Non-Votes	If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposals 1 and 2 even if it does not receive instructions from you.

If your broker does not vote your shares on either Proposal 1 or 2, such “broker non-votes” will have no effect on the outcome of either proposal.

What are the Costs of Soliciting these Proxies?

We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communications for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies that we do not regularly employ in connection with the solicitation of proxies if the board of directors determines this is advisable.

How Do I Obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended March 26, 2004, that we filed with the Securities and Exchange Commission, we will send you one without charge. Please write to:

Keystone Automotive Industries, Inc.

700 East Bonita Avenue

Pomona, California 91767

Attn: Corporate Secretary

You can also view a copy of the Annual Report on Form 10-K at the SEC’s website at http://www.sec.gov or on the Company’s website at http://www.keystone-auto.com.

INFORMATION ABOUT KEYSTONE’S COMMON STOCK OWNERSHIP

Which Stockholders Own at Least 5% of Keystone?

The following table shows, to the knowledge of the Company, as of July 2, 2004, all persons or entities we know to be “beneficial owners” of more than five percent of our common stock. The information on the persons listed below is based on Schedule 13G reports filed with the SEC. If you wish, you may obtain a copy of these reports from the SEC or view them at the SEC’s website.

Name and Address of Beneficial Owner	Number of Shares of Common Stock(7)	Percent of Class
FMR Corp.(1)	2,250,150	14.4%
T. Rowe Price Associates, Inc.(2)	1,396,100	9.0
Chilton Investment Company, Inc.(3)	1,165,500	7.5
Wasatch Advisors, Inc.(4)	966,543	6.2
Wells Fargo Capital Management Incorporated(5)	950,325	6.1
DF Dent & Company, Inc.(6)	893,968	5.7

(1)	The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)	The business address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	The address of Chilton Investment Company, Inc. is 1266 East Main Street, 7th Floor, Stamford, Connecticut 06902.

(4)	The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(5)	The address of Wells Fargo Capital Management Incorporated is 525 Market Street, 10th Floor, San Francisco, California 94105.

(6)	The address of DF Dent & Company, Inc. is 2 East Read Street, 6th Fl., Baltimore, Maryland 21202.

(7)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you “beneficially” own Keystone common stock not only if you hold it directly, but also if you directly or indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote the stock, to invest it, to sell it, or you currently have the right to acquire it or the right to acquire it within 60 days of July 2, 2004.

How Much Stock is Owned by Directors and Executive Officers?

The following table shows, as of July 2, 2004, the Keystone common stock that our directors, nominees for director and the executive officers named in the Summary Compensation Table under “How Do We Compensate Executive Officers?,” beneficially own and those shares of common stock owned by all persons who were executive officers and directors at July 2, 2004 as a group.

Name of Beneficial Owner(1)	Number of Shares of Common Stock(2)(3)	Percent of Class(4)
Ronald G. Brown(5)	250,712	1.6%
Charles J. Hogarty(6)	82,685	*
John M. Palumbo(7)	76,273	*
Carl Hartman(8)	65,000	*
Christopher Northup(9)	68,200	*
Currey Hall(10)	46,750	*
Ronald G. Foster(11)	35,309	*
Al A. Ronco(12)	27,238	*
George E. Seebart(13)	19,309	*
Keith M. Thompson(14)	19,309	*
Timothy C. McQuay(13)	14,309	*
Richard L. Keister(15)	30,000
James Robert Gerrity(16)	4,000	*
All directors and executive officers as a group (14 persons)(17)	783,514	4.9

*	Less than one percent.
(1)	The business address of each beneficial owner is 700 East Bonita Avenue, Pomona, California 91767.

(2)	Each person has sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to community property laws where applicable.

(3)	See footnote 7 to table under “Which Stockholders Own at Least 5% of Keystone?” above, for the definition of “beneficial ownership.”

(4)	Shares of Common Stock which the person (or group) has the right to acquire within 60 days after July 2, 2004 are included in the table and are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person (or group).

(5)	Includes 7,853 shares issuable upon exercise of currently exercisable stock options. Mr. Brown has decided not to stand for reelection to the Board at this Meeting.

(6)	Includes 17,500 shares issuable upon exercise of currently exercisable stock options and excludes 60,000 shares subject to options which are not exercisable within 60 days of July 2, 2004. Mr. Hogarty is retiring effective August 31, 2004 and is not standing for reelection to the Board at this Meeting.

(7)	Includes 76,250 shares subject to currently exercisable stock options and excludes 62,500 shares subject to options which are not exercisable within 60 days of July 2, 2004.

(8)	Includes 65,000 shares subject to currently exercisable stock options and excludes 45,000 shares subject to options which are not exercisable within 60 days of July 2, 2004.

(9)	Includes 59,700 shares issuable upon exercise of currently exercisable stock options and excludes 50,000 shares subject to options which are not exercisable within 60 days of July 2, 2004.

(10)	Includes 46,750 shares issuable upon exercise of currently exercisable stock options and excludes 50,000 shares subject to options which are not exercisable within 60 days of July 2, 2004.

(11)	Includes 33,853 shares issuable upon exercise of currently exercisable stock options.

(12)	Includes 14,385 shares held by the Ronco Family Trust and 12,853 shares issuable upon exercise of currently exercisable stock options. Mr. Ronco has decided not to stand for reelection to the Board at this Meeting.

(13)	Includes 12,853 shares issuable upon exercise of currently exercisable stock options.

(14)	Includes 17,853 shares issuable upon exercise of currently exercisable stock options.

(15)	Director nominee. Represents 30,000 shares of restricted stock granted to Mr. Keister on June 1, 2004. The restrictions on transfer of the shares lapse as to 25% of these shares on each anniversary date.

(16)	Director nominee.

(17)	Includes 441,438 shares subject to currently exercisable stock options held by all directors and executive officers and excludes 327,500 shares subject to stock options which are not exercisable within 60 days of July 2, 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act, as amended, requires “insiders” including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE, and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received by us, we believe that our insiders complied with all applicable Section 16(a) filing requirements during fiscal 2003, except for the following filings: Mr. Brown was two days late in filing his Form 4 with respect to the sale of 4,000 shares of Common Stock on August 27, 2003; Mr. Ronco was two days late in filing his Form 4 with respect to the exercise of options to purchase 5,000 shares of Common Stock and the sale of those shares on August 27, 2003; and Mr. Northup was one day late in filing his Form 4 with respect to the sale of 500 shares of Common Stock on November 26, 2003.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

The Board of Directors oversees the business and affairs of Keystone and monitors the performance of management. In accordance with established Company corporate governance principles, the Board does not involve itself in day-to-day operations.

The Board met nine times during fiscal 2004. Each director attended at least 75% of the total number of Board meetings held in fiscal 2004.

How Do We Compensate Directors?

Board members, who are not also employees, receive $30,000 per annum as compensation for serving on the Board and any committees and receive that number of restricted shares of Common Stock having a value of $30,000 on the date of the annual meeting of stockholders. The restrictions on transfer of the shares lapse on the day prior to the next annual meeting of stockholders. Directors are also reimbursed for all reasonable and documented expenses incurred as Board members.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between Keystone’s executive officers, board of directors or compensation committee and any executive officer or member of the board of directors or compensation committee of any other company.

Certain Relationships and Related Transactions

The Company entered into a lease dated January 5, 1995, with V-JAC Properties, Ltd. for an 8,000 square feet warehouse facility in Ontario, California, with a term of three years, for a monthly rent of $3,494. Upon the expiration of the term, the Company entered into a five year lease (with an option to renew for an additional five years), on the same terms as the earlier lease, approved by unanimous vote of the disinterested directors in February 1998. V-JAC Properties, Ltd. is a partnership whose interests are held equally by Virgil K. Benton, Sr., and John G. Jordan, former directors of the Company, and Al A. Ronco and Charles J. Hogarty, who are currently directors of the Company but will not be standing for reelection at this Meeting. Mr. Benton died during 2000. This lease was terminated by mutual agreement effective July 1, 2003.

The Company also entered into a lease dated January 5, 1995, with V-JAC Properties, Ltd. for a 10,000 square feet warehouse facility in Palmyra, New Jersey, with a term of three years, for a monthly rent of $2,985. Upon the expiration of the term, the Company entered into a five year lease (with an option to renew for an additional five years), with a 5% increase in the monthly rent, approved by the unanimous vote of the disinterested directors in February 1998. In 2002, the Company exercised its option to renew for an additional five years at a monthly rent of $3,295.

On January 1, 1995, North Star Plating Company (“North Star”) entered into a ten-year lease agreement with a partnership owned by the spouses of Ronald G. Brown and Kim D. Wood to lease property occupied by North Star’s East Peoria, Illinois service center. The initial base rent under the lease was $6,975 per month, which is subject to increase on each anniversary of the lease term by the percentage increase in the Consumer Price Index during the preceding year. In addition to the base rent, North Star pays real estate taxes, maintenance, utilities and insurance costs associated with the property. North Star was merged with the Company in 1997 at which time Mr. Brown became a director of the Company and Mr. Wood was elected a Vice President. Mr. Wood resigned as a Vice President of the Company in January 2003 and Mr. Brown is not standing for reelection as a director at this Meeting.. North Star was recently renamed Keystone Automotive Industries MN, Inc.

On January 1, 1995, North Star entered a ten-year lease agreement with a partnership owned by the spouse of Raymond Wood, a former stockholder, officer and director of North Star, and the spouse of Ronald G. Brown to lease the property occupied by North Star’s Brainerd, Minnesota chrome bumper plating center. The initial base rent under the lease was $23,600 per month, which is subject to increase on each anniversary of the lease term by the percentage increase in the Consumer Price Index during the preceding year. In addition to the base rent, North Star pays real estate taxes, maintenance, utilities and insurance costs associated with the property. Pursuant to the lease agreement, North Star is responsible for certain occurrences on the premises, including any environmental contamination. Upon the demise of the spouse of Raymond Wood in 2001, her partnership interest devolved to Woodhaven Investments, a partnership in which Kim D. Wood is a partner.

On May 20, 1996, North Star entered into a ten-year lease agreement with a partnership owned by the spouses of Ronald G. Brown and Kim D. Wood and the Brown Family Limited Partnership to lease property occupied by North Star’s headquarters and Minneapolis, Minnesota service center hub. The initial base rent under the lease was $12,000 per month, which is subject to increase on the anniversary of the lease term by the percentage increase in the Consumer Price Index during the preceding year. In addition to the base rent, North Star pays real estate taxes, maintenance utilities and insurance costs associated with the property. In an amendment to the lease dated September 23, 1996, the partnership agreed to construct a 37,260 square foot addition to the existing building. North Star began occupying the addition in January 1997 and, accordingly, the base rent increased to $25,627 per month.

In March 1999, the Company acquired substantially all of the assets of Midwest Bumper Company and related entities (“Midwest”) from Carl Martin and Carl Hartman, currently a Vice President of the Company. In connection with the acquisition, the Company entered into five-year leases with Mr. Martin, his family or an affiliated entity, on seven properties used by Midwest in its operations. The leases, which expired on February 28, 2004, each had an option to extend for an additional five-year term. In addition, the Company entered into a five-year lease with Mr. Hartman for a property also used in Midwest’s operations. Mr. Hartman was elected a Vice President of the Company in May 2001.

When these leases were nearing the expiration of the original term, management began negotiations with Mr. Martin and Mr. Hartman concerning extending the terms for an additional five years. Extension agreements were reached in March 2004. Because Mr. Hartman is paid six percent of base rents for managing each of the properties, the extension agreements were subject to approval as to their terms by the Company’s audit committee and review of the leases by legal counsel. The leases with Mr. Martin, his family and an affiliated entity provide for aggregate base rents over the five-year term of $2,180,643 and the aggregate base rent over the five-year terms for the property being leased from Mr. Hartman is $65,353. In addition, all the leases provide for reimbursement to the landlord for certain operating expenses.

After reviewing the terms of the leases and the rental market in the Grand Rapids, Michigan area, in May 2004, the Audit Committee concluded that the lease terms were fair, were no less favorable than could have been obtained from an unaffiliated party in an arms-length transaction and that entering into the leases was in the best interests of the stockholders. Leases on each of the properties were entered into effective June 1, 2004 with a five-year renewal option.

The Company believes that the terms and conditions of all of the above leases with affiliated parties are no less favorable to the Company than could have been obtained from unaffiliated parties in arm’s length transactions at the time such leases were entered into.

ELECTION OF DIRECTORS

Nominees

A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s six nominees named below, four of whom are presently directors of the Company. Mr. Keister will be elected President and Chief Executive Officer of the Company effective as of the date of this Meeting and Mr. Gerrity has been nominated to fill a vacancy on the Board which would otherwise exist as of this Meeting. If any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for the nominee designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting and until a successor has been elected and qualified. Each person nominated for election has agreed to serve if elected.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the nominees listed below:

Information Concerning Nominees

Set forth below is certain information with respect to the nominees standing for election to the Board of Directors.

Name	Age	Position with the Company	Director Since
Ronald G. Foster	62	Chairman of the Board	2000
Timothy C. McQuay(1)(2)(3)	52	Director	1996
George E. Seebart (1)(2)	75	Director	1996
Keith M. Thompson(2)(3)	63	Director	1999
Richard L. Keister	58	Director Nominee(4)	—
James Robert Gerrity	62	Director Nominee	—

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of the Nominating Committee

(4)	Mr. Keister will be elected President and Chief Executive Officer of the Company effective the date of this Meeting.

RONALD G. FOSTER was elected a director of the Company by stockholders in August 2000 and was elected Chairman of the Board by the directors immediately thereafter. Mr. Foster has been a consultant since he left the automotive division of Tenneco, Inc. in October 1993, specializing in acquisitions, joint ventures, turnaround situations and quality systems such as QS9000. For the prior 25 years, he had held various positions within the automotive division, most recently as the Senior Vice President of Tenneco Automotive and General Manager of Monroe Auto Equipment Company, the world’s largest manufacturer of ride control systems.

TIMOTHY C. MCQUAY was elected a director of the Company upon the completion of its initial public offering in June 1996. Mr. McQuay joined A. G. Edwards & Sons, Inc. as a senior member of its Investment Banking Department in July 1997, where he is currently a Managing Director. From October 1994 to July 1997, Mr. McQuay was Managing Director—Corporate Finance with Crowell, Weedon & Co. From May 1993 to October 1994, Mr. McQuay was Vice President, Corporate Development with Kerr Group, Inc., a NYSE-listed plastics manufacturing company. From May 1990 to May 1993, Mr. McQuay was Managing Director—Merchant Banking with Union Bank. Mr. McQuay is a director of Meade Instruments Corp., a publicly held company.

GEORGE E. SEEBART was elected a director of the Company upon the completion of its initial public offering in June 1996. From 1964 until his retirement in 1993, Mr. Seebart was employed in various executive positions with Farmers Group, Inc., including as Senior Vice President, Field Operations and Vice President, Sales and Marketing. Additionally, from 1987 to 1993, Mr. Seebart was President of Mid-Century Insurance Company, a subsidiary of Farmers Group, Inc.

KEITH M. THOMPSON was the President and Chief Executive Officer of Republic Automotive Parts, Inc. (“Republic”) from 1986 until he resigned and retired on November 30, 1998. Republic was acquired by the Company in June 1998. Mr. Thompson is a director of Straus - Frank, Inc., a privately - held company. Mr. Thompson was elected a director of the Company in March 1999.

RICHARD L. KEISTER was the President of the Aftermarket Division of Delco Remy International, Inc. (“Delco Remy”) from October 2001 until he joined the Company as an employee in June 2004. Prior to that he had been President of the Delco Remy Electrical Aftermarket business unit since 1997. Prior to 1997, he was President of World Wide Automotive, the predecessor company of which was co-founded by Mr. Keister in 1976 and acquired by Delco Remy in 1997.

JAMES ROBERT GERRITY held the offices of Senior Vice President and Chief Financial Officer and subsequently, President, and was a director of Dyneer Corporation from 1970 until 1993, during such period when that company was both publicly traded and later privately owned. Since that time, Mr. Gerrity has been involved in numerous investment banking and consulting assignments and private investing activities. Currently, Mr. Gerrity is a director of the following private corporations: Flender Holding GmbH, Palomar Technologies Corporation and Delco Remy International, Inc., which has an issue of publicly-traded bonds outstanding.

There are no arrangements or understandings between any director, or any nominee, or any other person pursuant to which such director or nominee is or was nominated to serve as a director. There is no family relationship among any directors or executive officers of the Company.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the executive officers of the Company.

Name	Age	Position	Years Employed by Company
Ronald G. Foster	62	Chairman of the Board	3
Charles J. Hogarty	62	President, Chief Executive Officer and Director	43	(2)
John M. Palumbo	48	Vice President, Treasurer, and Chief Financial Officer	8
D. Currey Hall	38	Vice President(1)	15	(3)
Carl F. Hartman	50	Vice President(1)	24	(4)
Arnold B. Kohorst	51	Vice President(1)	25	(5)
Christopher Northup	44	Vice President(1)	21
James C. Lockwood	66	Vice President—General Counsel and Secretary	7

(1)	Operating officers are listed alphabetically.

(2)	Mr. Hogarty is retiring at the end of August 2004 and will be resigning as the President and Chief Executive Officer of the Company effective at this Meeting.

(3)	Includes years of service at Fenders & More, Inc., acquired by the Company in 1999.

(4)	Includes years of service at Midwest Bumper Company, acquired by the Company in 1999.

(5)	Includes years of service at North Star and affiliated entities, acquired by the Company in 1997.

CHARLES J. HOGARTY has served as the President, Chief Operating Officer and a director of the Company since 1987 and was appointed the Chief Executive Officer of the Company in May 1997. From his joining the Company in 1960 until 1987, Mr. Hogarty held various positions, including salesman, sales manager, general manager and regional manager. Mr. Hogarty served as a director of the Aftermarket Body Parts Association from 1984 to 1993, President in 1989 and Chairman in 1990.

JOHN M. PALUMBO joined the Company as Vice President and Treasurer in March 1996 and was appointed Chief Financial Officer in May 1997. From 1988 until he joined the Company in 1996, Mr. Palumbo served as Chief Financial Officer, Treasurer and Corporate Secretary of American United Global, Inc., a public company engaged in the manufacture of certain automotive parts.

D. CURREY HALL was elected a Vice President of the Company in August 2000. Mr. Hall was a Vice President of Fenders & More, Inc. from May 1989 to July 1997, when he became President of that company, a position which he occupies at the present time. Mr. Hall has been a member of the Board of Directors of the Aftermarket Body Parts Association since 1997.

CARL F. HARTMAN was elected a Vice President of the Company in May 2001. Mr. Hartman was employed by Midwest Bumper Company and related companies from September 1979 until it was acquired by the Company in March 1999. He occupied various positions with those companies, beginning as a sales manager and immediately prior to the acquisition he was Vice President and General Manager. Mr. Hartman served on the Board of Directors of the Aftermarket Body Parts Association for 17 years and the Bumper Recyclers Association of North America for 3 years. He was a member of the CAPA Technical Committee for nine years and is currently a member of the CAPA Board of Directors.

ARNOLD B KOHORST was elected a Vice President of the Company in August 2003. Mr. Kohorst was employed by North Star and affiliated entities in various capacities from February 1979 until it was acquired by the Company in 1997. From 1997 until early 2003, Mr. Kohorst was the regional manager of the Minneapolis division and was the Midwest region general manager from early 2003 until he was elected a Vice President.

CHRISTOPHER NORTHUP has served as a Vice President of the Company since October 1996. From 1987 until October 1996, Mr. Northup served as the National Marketing Director. From his joining the Company in 1983 until 1987, Mr. Northup held the position of Publications Manager.

JAMES C. LOCKWOOD joined the Company in April 1997 and was appointed Vice President—General Counsel and Secretary in May 1997. From July 1985 until he joined the Company in April 1997, Mr. Lockwood was a member of the law firm of Troy & Gould Professional Corporation. Mr. Lockwood is a member of the Board of Directors of Movie Gallery, Inc., a publicly held company.

How Do We Compensate Executive Officers?

The following table sets forth all compensation paid by Keystone during each of the fiscal years ended in 2004, 2003 and 2002 to (1) our Chief Executive Officer and (2) the four other most highly compensated executive officers who held these offices at the end of the Company’s 2004 fiscal year.

SUMMARY COMPENSATION TABLE

	Year	Annual Compensation			Long-Term Compensation	All Other Compensation ($)(2)
Name and Principal Position		Salary($)	Bonus($)	Other Annual Compensation ($)(1)	Securities Underlying Options(#)
Charles J. Hogarty President and Chief Executive Officer	2004 2003 2002	$326,073 313,433 298,030	$191,941 299,520 81,000	$6,956 7,118 7,020	— 40,000 40,000	$7,467 8,445 6,295

John M. Palumbo Vice President and Chief Financial Officer	2004 2003 2002	251,216 241,503 222,821	138,421 216,000 54,540	11,278 9,903 10,036	25,000 25,000 25,000	11,908 15,500 12,366

Christopher Northup Vice President	2004 2003 2002	206,616 196,695 183,831	70,355 134,316 39,960	9,138 5,669 —	15,000 20,000 20,000	14,197 9,995 8,224

Currey Hall Vice President	2004 2003 2002	204,616 208,132 175,519	106,611 154,790 39,960	9,929 13,789 13,931	20,000 20,000 20,000	5,989 5,500 5,448

Carl F. Hartman Vice President	2004 2003 2002	204,616 194,231 177,115	52,972 114,660 37,800	2,229 9,298 9,298	15,000 20,000 20,000	8,941 2,543 —

(1)	Consists of automobile lease and related expenses.

(2)	Consists of reimbursement of medical and dental expenses not covered by insurance plans provided to employees generally, Keystone contributions to the Section 401(k) savings plan and excess group term life insurance.

Mr. Hogarty’s employment agreement with the Company was terminated by mutual agreement effective April 15, 2002 in consideration for his entering into a Key Employee Salary Continuation Agreement with the Company on that date. Mr. Hogarty advised the Board that he was retiring effective September 1, 2004 and he entered into a two-year consulting agreement effective upon his retirement. Upon Mr. Hogarty’s resignation as the President and Chief Executive Officer of the Company effective the date of this Meeting, it is anticipated that Richard L. Keister will be elected to those positions.

All executive officers of the Company have entered into Key Employee Salary Continuation Agreements. Each Key Employee Salary Continuation Agreement provides that in the event of a “change in control” of the Company followed by an “involuntary termination” of the executive within one year following the “change in control,” the executive is entitled to certain benefits. An “involuntary termination” includes a termination by the executive if there has been a reduction in base pay, material reduction in fringe benefits, a forced relocation, a material decrease in responsibilities or authority or any other material adverse change in the condition of employment. The benefits include a continuation of the annual base salary and fringe benefits for two years and an accelerated vesting of all stock options held by the executive.

The terms of Mr. Keister’s employment by the Company are covered in two documents. Mr. Keister’s employment by the Company, which began on June 1, 2004, is at will and the basic terms of employment are set forth in a memorandum of understanding. Under the memorandum, he is to be paid an annual base salary of $425,000 and will receive a guaranteed bonus of $340,000 for the period from June 1, 2004 through April 1, 2005. He was awarded 30,000 restricted shares of the Company’s Common Stock as of June 1, 2004, and restrictions on these shares lapse as to 7,500 shares on each anniversary of the award. The closing price of the Company’s Common Stock on June 1, 2004 was $27.46. He is also being paid certain relocation expenses. For fiscal years beginning with fiscal 2006, Mr. Keister will receive such increase in his base compensation as well as additional restricted stock grants as shall be approved by the Board and an annual bonus of up to 80% of his base salary conditioned on achieving certain profit targets and up to an additional 16% of his base salary conditioned on achieving certain asset management targets. Under the memorandum, he is also entitled to receive such other benefits as are generally available to other executive officers of the Company. In the event that Mr. Keister’s employment is terminated by the Company, certain benefits will accrue to him under the second document, a separation agreement currently being negotiated.

Individual Option Grants to Executive Officers During Fiscal Year 2004

The following table sets forth certain information regarding stock options granted during fiscal 2004 to the individuals named in the Summary Compensation Table.

	Individual Grants				Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	Shares of Common Stock Underlying Options(1)	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date

Name					5%	10%
Charles J. Hogarty	40,000	27.6%	$17.68	March 31, 2013	$444,800	$1,127,200
John M. Palumbo	25,000	17.2	17.68	March 31, 2013	278,000	704,500
Christopher Northup	20,000	13.8	17.68	March 31, 2013	222,400	563,600
Currey Hall	20,000	13.8	17.68	March 31, 2013	222,400	563,600
Carl F. Hartman	20,000	13.8	17.68	March 31, 2013	222,400	563,600

(1)	The options vest in four equal annual installments, with the first installment having vested in April 2004.

Aggregated Option Exercises in Fiscal 2004 and Year-End Option Values

The following table sets forth for each of the individuals named in the Summary Compensation Table, certain information summarizing exercises of stock options as well as certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of March 26, 2004. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of Keystone common stock as of March 26, 2004.

Name	Shares Acquired On Exercise	Value(1) Realized	Number of Shares of Common Stock Underlying Unexercised Options at Year-End Exercisable/Unexercisable	Value of Unexercised In- the-Money Options at Year-End Exercisable/Unexercisable
Charles J. Hogarty	142,500	$1,951,125	10,000/107,500	$64,000/$1,179,175
John M. Palumbo	25,000	561,750	63,750/68,750	725,500/768,500
Christopher Northup	5,000	55,775	40,950/48,750	538,827/488,737
Currey Hall	18,250	251,361	28,000/48,750	310,510/488,737
Carl F. Hartman	—	—	46,250/48,750	647,113/488,737

(1)	Value represents the difference between the option price and the market value at the date of exercise.

Employee Defined Benefit Pension Plan

General.    The Board of Directors adopted the Employee Defined Benefit Pension Plan (the “Pension Plan”), originally effective as of April 1, 1978, for the benefit of the eligible employees of the Company. Since the implementation of the Pension Plan, the Company has amended the Pension Plan from time to time. The primary purpose of the Pension Plan was to provide a retirement benefit for participating employees who continue in the employ of the Company until their retirement. Effective April 30, 1997, the Pension Plan was suspended with no further benefits to accrue on behalf of any participant or beneficiary and no further contributions, except as may be required by law, to be made. It is anticipated that the Pension Plan will be terminated and that the termination will not have a material adverse impact on the financial condition of the Company upon that event. The Pension Plan has been replaced with the 401(k) Savings Plan described below.

Estimated Monthly Benefits.    The following table sets forth the estimated monthly benefit under the Pension Plan based on the current benefit structure.

PENSION PLAN TABLE

Remuneration	Years of Service
	15	20	25	30	35
$125,000	$1,172	$1,563	$1,953	$2,344	$2,734
150,000	1,407	1,875	2,344	2,813	3,281
175,000	1,407	1,875	2,344	2,813	3,281
200,000	1,407	1,875	2,344	2,813	3,281
225,000	1,407	1,875	2,344	2,813	3,281
250,000	1,407	1,875	2,344	2,813	3,281
300,000	1,407	1,875	2,344	2,813	3,281
400,000	1,407	1,875	2,344	2,813	3,281
450,000	1,407	1,875	2,344	2,813	3,281
500,000	1,407	1,875	2,344	2,813	3,281

The compensation covered by the Pension Plan includes basic salary or wages, overtime payments, bonuses, commissions and all other direct current compensation, but does not include contributions by the Company to

Social Security, benefits from stock options (whether qualified or not), contributions to this or any other retirement plans or programs, or the value of any other fringe benefits provided at the expense of the Company. For benefit calculation purposes, a “highest-five-year” average of compensation is used. Benefits are paid as straight-life annuities with no subsidies or offsets. The compensation covered by the Pension Plan for all of the Named Executive Officers was limited to $150,000 in April 1997 when the Pension Plan was suspended, in accordance with Section 401(a)(17) of the Internal Revenue Code of 1986, as amended.

The years of credited service for each Named Executive who participates in the Pension Plan are as follows:

Name	Years
Charles J. Hogarty	39
John M. Palumbo	3
Christopher Northup	16
Currey Hall	6

401(k) Savings Plan

Effective April 1, 1997, the Section 401(k) Savings Plan (the “Savings Plan”) in effect at North Star was amended to make the Savings Plan available to employees of the Company. Pursuant to the amendment, the Company became the Savings Plan sponsor and North Star became an adopting employer. All employees of the Company as of April 1, 1997, became participants in the Savings Plan and the amendment had no affect upon those persons who were employed at North Star on April 1, 1997. Persons becoming employees of the Company subsequent to April 1, 1997 are not eligible to participate until they complete one year of service and are at least 21 years of age.

Under the terms of the Savings Plan, participants can contribute, by way of payroll deductions, up to 50% of their pre-tax compensation annually, subject to certain legal limitations. The Savings Plan also provides for a matching contribution by the Company equal to 50% of the first 6% of a participant’s contribution. For purposes of determining the amount of contributions and matching contributions to be allocated to a participant’s account, compensation is defined as the annual income amount reportable by the Company for federal income tax purposes, including overtime, commissions and bonuses.

A participant is always 100% vested in his own Savings Plan contributions. A participant becomes 100% vested in the matching contributions allocated to his account upon the earliest to occur of four years of service, normal retirement age (age 65), disability while employed by the Company, his death while employed by the Company or the termination or complete discontinuance of contributions to the Savings Plan.

If a participant terminates employment with the Company for any other reason, a participant vests 25% in his benefits after one year of service, and 25% each year thereafter, with 100% vesting after four or more years of service.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to having sound corporate governance principles, which it believes is important in running its business and maintaining in the marketplace. The Company’s Code of Business Conduct and Ethics is available on the Company’s website at http://www.keystone-auto.com.

Board Independence

The Board has determined that each of the directors currently on the Board is independent under the National Association of Securities Dealers (“NASDAQ”), except for Ronald G. Foster, the Chairman of the Board, Charles J. Hogarty, the Chief Executive Officer and Ronald G. Brown is independent under the NASDAQ listing standards. Furthermore, each member of its Audit, Compensation and Nominating Committees (except for Ronald G. Brown) is “independent” under applicable NASDAQ listing standards. Following this meeting, it is anticipated that all members of these Committees will be “independent” under applicable NASDAQ listing standards.

Board Structure and Committee Composition

As of the date of this proxy statement, the Company’s Board has seven directors and has the following three standing committees: (1) Audit, (2) Compensation and (3) Nominating. The membership during the last year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board. Each of these committee charters is available on the Company’s website at http://www.keystone-auto.com.

The Audit Committee

Directors McQuay, Seebart and Ronco currently serve as members of the Audit Committee. The Audit Committee met six times during fiscal 2004 and each member attended at least 75% of the total number of Audit Committee meetings. Because Mr. Ronco is not standing for reelection to the Board, it is anticipated that Mr. Gerrity, if elected to the Board at this Meeting, will be elected to the Audit Committee.

The Board adopted and approved an amended and restated charter for the audit committee in May 2004, replacing the charter adopted in May 2000. A copy of the amended and restated Audit Committee charter is attached to this Proxy Statement as Annex A. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the NASDAQ listing standards and Rule 10A-3 (c) of the Securities Exchange Act, as amended. The Board has also determined that Mr. McQuay is an “audit committee financial expert” as defined by the SEC.

The Audit Committee, among other duties:

•	appoints and retains, subject to shareholder ratification, evaluates performance and, when appropriate, terminates the outside auditors;

•	approves in advance all audit and permissible non-audit services to be provided by the outside auditors;

•	reviews and discusses with outside auditors the scope of the audit, the results of the annual audit examination and any difficulties or issues the auditors encountered in the course of their work;

•	discusses with management and the outside auditors the adequacy and effectiveness of the Company’s internal financial and accounting controls and disclosure controls;

•	reviews and discusses with management and the outside auditors the annual audited and quarterly financial statements, including such reports to any governmental or regulatory body;

•	prepares the report of the Audit Committee to be included in the Company’s annual meeting proxy statement; annually reviews the Audit Committee charter and evaluates the committee’s performance; and

•	reviews conflicts of interest and related party transactions.

The Audit Committee relies on the knowledge and expertise of management, the internal auditor and the independent auditors in carrying out its oversight responsibilities.

The Compensation Committee

Directors Thompson, McQuay and Seebart currently serve as members of the Compensation Committee. The Compensation Committee met three times during fiscal 2004 and each member attended at least 75% of the total number of Compensation Committee meetings.

In May 2004, the Board adopted a written charter for the Compensation Committee. Under this charter, the Compensation Committee among other duties:

•	administers and makes recommendations to the Board with respect to the Company’s incentive compensation and equity-based plans for executive officers.

•	reviews and approves the Company’s corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s compensation in light of those goals and objectives, and based on this evaluation, recommends the CEO’s compensation level to the Board;

•	evaluates the performance of executive officers other than the CEO and considers and authorizes or makes recommendations to the Board concerning compensation arrangements for executive officers;

•	reviews and recommends employment agreements and severance agreements for senior management; and annually evaluates its performance, and reviews and assesses the adequacy of its charter.

•	prepares the report of the Compensation Committee to be included in the Company’s annual meeting proxy statement.

The Nominating Committee

Directors Brown, McQuay and Thompson currently serve as members of the Nominating Committee. The Nominating Committee met five times in fiscal 2004 and each member other than Mr. Brown attended at least 75% of the total number of Nominating Committee meetings. It considers and proposes to the full Board, director nominees for election at each annual meeting; selects candidates to propose to fill Board vacancies as they may occur; has oversight with respect to the evaluation of the performance of the Board; and performs any other functions or duties deemed appropriate by the Board.

The Nominating Committee will accept for consideration stockholders’ nominations for directors if made in writing. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications. Nominations must be addressed to the Secretary of the Company at the Company’s headquarters and must be received no later than May 19, 2005 in order to be considered for the next annual election of directors.

Consideration of Director Nominees

Stockholder Nominees

It is the policy of the Nominating Committee to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, like all nominations, the Board’s criteria will include business experience and skills, academic expertise, independence, integrity, experience as a board member of another publicly held company, the absence of potential conflicts with the Company’s interests and the candidate’s general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment. Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Nominating Committee c/o Corporate Secretary, Keystone Automotive Industries, Inc., 700 E. Bonita Avenue, Pomona, California 91767.

In addition, the bylaws of the Company permit stockholders, under certain circumstances, to nominate directors for consideration at an annual meeting of the stockholders. Under the Company’s bylaws, nominations for election of directors may be made by the Board or by any stockholder entitled to vote in the election of directors; provided that no stockholder may nominate a person for election as a director unless written notice of such nomination is presented to the Company not later than 90 days prior to the day and month on which, in the immediately preceding year, the annual meeting was held. Nominations for the 2005 Annual Meeting must be received on or before May 19, 2005. If no such nominations are received by that date, no other nominees for election as director will be considered at that Meeting except for nominations made by the Board in the event one or more of the nominees named in the proxy statement should unexpectedly be unavailable.

Identifying and Evaluating Nominees for Directors

The Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating Committee’s policy is to assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating Committee and may be considered at any point during the year. As described above, the Nominating Committee will considered properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating Committee.

Director Nominees for this Meeting

After an executive search by a third-party search firm, Mr. Keister was approved as a director nominee by the Board of Directors after it had selected him to become the President and Chief Executive Officer of the Company upon the retirement of Mr. Hogarty in August 2004. Mr. Gerrity was approved as a director nominee by the Board of Directors after an interview and a thorough review of his qualifications and references and after certain Board members interviewed and considered several other possible nominees. He had been introduced to the Board by Mr. Keister.

Lead Independent Director and Executive Sessions

In July 2004, the Board created a new position of lead independent director, whose responsibilities include presiding over and setting the agenda for executive sessions of the independent directors, in which management directors and other members of management do not participate. These executive sessions of the independent directors will take place at least four times a year. The lead independent director also consults with the Chairman of the Board and the Chief Executive Officer of the Company with respect to agendas, scheduling and information needs relating to Board and committee meetings, and acts as a liaison between the independent directors and management. The independent members of the Board of Directors have decided to rotate the position of lead independent director among the independent directors on the Board.

Communications with the Board

Individuals may communicate with the Board by writing to Board of Directors of the Company, c/o Corporate Secretary, Keystone Automotive Industries, Inc., 700 E. Bonita Avenue, Pomona, California 91767. Communications that are intended specifically for non-management directors should be sent to the attention of the Lead Independent Director, at the above address.

It is the policy of the Board, but not a requirement, that all Board members attend the annual meetings of stockholders. All directors attended last year’s meeting.

Code of Ethics

The Company has adopted “Code of Business Conduct and Ethics,” which is applicable to all Company directors, executive officers and employees, including the principal executive officer and the principal financial and accounting officer. The “Code of Business Conduct and Ethics” will be available on the Company’s website at http://www.keystone-auto.com on or before this Meeting. The Company will post amendments to or waivers under this Code at this location on its website.

REPORTS OF THE COMPENSATION COMMITTEE

AND AUDIT COMMITTEE

The following Compensation Committee’s Report on Executive Compensation and Audit Committee’s Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of or to the liabilities of Section 18, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document.

The Report of the Compensation Committee on Executive Compensation

General

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for establishing and administering the policies that govern executive compensation and benefit practices. All decisions of the Compensation Committee are submitted to Keystone’s board of directors for ratification. The Compensation Committee is currently comprised of Messrs. Thompson, McQuay and Seebart.

Compensation Philosophy

The Company’s executive compensation program is designed to: (1) provide levels of compensation that integrate pay and incentive plans with the Company’s strategic goals, so as to align the interests of executive management with the long-term interests of the Company’s stockholders, (2) attract, motivate and retain executive talent capable of achieving the strategic business goals of the Company and (3) recognize outstanding individual contributions. The Company’s executive compensation program consists of three main elements: base salary, annual cash bonus under the Bonus Plan and long-term incentives in the form of stock options. The executive compensation program is reviewed each year by the Compensation Committee and recommendations of the Compensation Committee as to base salary adjustments, bonuses and stock option awards are acted upon by the Board.

Base Salary

In the case of base salary adjustments, the Compensation Committee subjectively considers the performance and contributions of each executive officer as measured against formal and informal goals and objectives with respect to the total Company performance, as appropriate for the respective responsibilities of each officer. From a quantitative perspective, specific measures of performance considered in dealing with compensation in the aggregate include net earnings, cash flow and return on investment. From a qualitative point of view, objectives have included the quality of long-term planning and progress in organizational and management development.

At the same time, the Compensation Committee takes into account the relationship of the compensation of the Company’s executive officers to the compensation of individuals occupying comparable positions in other similar organizations of like size to the Company, with a view to ensuring that executives are fairly compensated and thus appropriately motivated and are retained in the employment of the Company. Base pay levels for the executive officers are generally in the middle of a competitive range of salaries.

Annual Cash Bonuses

In the case of the Bonus Plan, the amount available each year for awards is based solely on a formula tied to the increase in earnings of the Company over the prior year, before income taxes and after deducting such awards. The Compensation Committee establishes a target bonus level for each participant in the Bonus Plan which represents a specified percentage of the participant’s base salary which will be awarded as a bonus if the

Company’s earnings exceed a target level set by the Committee for the year, which is generally the prior year’s earnings. Certain adjustments to earnings for events deemed to be beyond the reasonable control of the executive officers may be made to the reported earnings. Additionally, the awards are increased or decreased based upon a formula tied to the change in return on net assets from the prior year. The maximum percentages of base salary range from 84% to 96%. Cash awards under the Bonus Plan were earned in fiscal 2004 by all of the executive officers eligible for bonuses under the Bonus Plan.

Long-Term Incentives

The Compensation Committee provides the Company’s executive officers with long-term incentive compensation primarily through grants of stock options under the Plan. The Compensation Committee is responsible for selecting the executive officers to whom grants should be made, the time of grants, the determination of the per share exercise price and the number of shares subject to each option awarded. The Compensation Committee believes that stock options provide the Company’s executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. In addition to rewarding performance, the options incorporate vesting periods in order to encourage key employees to continue in the employ of the Company. All executive officers received stock option grants in fiscal 2004.

CEO

In making a salary increase of approximately 4.2% to Mr. Hogarty, President and CEO of the Company, effective March 27, 2004, the Compensation Committee subjectively evaluated specific measures of performance of the Company, including quantitative factors such as percent increase in net earnings, return on stockholders’ equity and return on assets, and qualitative factors such as his progress in developing a strategic plan for the Company. For fiscal 2004, Mr. Hogarty received an award under the Company’s Bonus Plan and a discretionary bonus of $95,000 in lieu of a stock option grant because of his upcoming retirement.

Summary

The Compensation Committee believes that its executive compensation philosophy of paying its executive officers by means of base salaries, annual cash bonuses and long-term incentives, as described in this Report, is in the best interests of the Company and its stockholders.

Submitted By The Compensation Committee:

Keith M. Thompson

Timothy C. McQuay

George E. Seebart

The Report of the Audit Committee on Keystone’s Audited Financial Statements

The Audit Committee of the Board of Directors (the “Audit Committee”) developed an amended and restated charter for the Audit Committee, which was approved by the Board in May 2004. The complete text of the charter is attached to the Proxy Statement as Annex A.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended March 26, 2004, which include its consolidated balance sheets as of March 26, 2004 and March 28, 2003 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended March 26, 2004 and the notes thereto.

The Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended March 26, 2004 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services to the Company is compatible with maintaining the auditors’ independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 26, 2004.

Submitted by The Audit Committee:

Timothy C. McQuay

Al A. Ronco

George E. Seebart

Audit and Non-Audit Fees

The Audit Committee requires pre-approval for all engagements with Ernst & Young LLP. The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by Ernst & Young LLP.

For the fiscal years ended March 26, 2004 and March 28, 2003, fees for services provided by Ernst & Young LLP were as follows:

		2004	2003
A.	Audit fees(1)	$382,900	$337,415

B.	Audit-related fees(2)	60,485	40,140

C.	Tax fees(3)	10,070	155,040

D.	All other fees	0	0

	Total	$453,455	$532,595

(1)	Primarily fees for professional services for the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K filed with the SEC and the review of financial statements included in Quarterly Reports on Form 10-Q filed with the SEC, or for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Primarily fees billed for audits of the Company’s employee benefit plans and assistance in documenting internal control policies and procedures over financial reporting.

(3)	Primarily fees for tax compliance, tax advice and tax planning.

RATIFICATION OF APPROVAL OF INDEPENDENT PUBLIC AUDITORS

Ernst & Young LLP has audited the Company’s financial statements since the fiscal year ended in March 1977.

The Audit Committee and the Board of Directors has approved Ernst & Young LLP as independent auditors for the Company for the fiscal year ending April 1, 2005. The Audit Committee approves all audit and non-audit services provided to the Company by Ernst & Young LLP. Although not required to be voted upon by the stockholders, the Board of Directors deems it appropriate for the approval to be submitted for ratification by the stockholders. The persons named in the accompanying proxy will vote the Common Stock represented by the proxy for ratification of the approval of Ernst & Young LLP, unless a contrary choice has been specified in the proxy. If the stockholders do not ratify the approval of Ernst & Young LLP by a majority vote, the approval of independent public accountants will be considered by the Audit Committee and the full Board of Directors, although the Company will not be required to retain different independent public accountants. The Audit Committee retains the authority to approve another firm as independent public accountants for the Company to replace a firm whose approval was ratified by the stockholders in the event the Audit Committee and the Board of Directors determines that the best interest of the Company warrants a change of its independent public accountants. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

The Board of Directors has approved the appointment of Ernst & Young LLP as independent auditors for the Company for Fiscal Year 2005 and unanimously recommends a vote “FOR” ratification of such appointment.

PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the holders of the Company’s Common Stock with the cumulative return of the NASDAQ Stock Market (US Companies) Index and the following group of peer companies (the “Peer Group”): Autozone, Inc., Finishmaster, Inc., Genuine Parts Co., O’Reilly Automotive, Inc. and Pep Boys—Manny, Moe & Jack, for the period commencing with June 21, 1996, the date the Company’s Common Stock began trading on the NASDAQ National Market and ending March 26, 2004. The information contained in the performance graph shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance. The graph assumes that the value of the investment in the Company’s Common Stock, the NASDAQ Market Index and the peer group of companies was each $100 on June 21, 1996 and that all dividends were reinvested.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

Stockholders are advised that any stockholder proposal intended for inclusion in the Company’s proxy materials for the 2005 Annual Meeting of Stockholders must be received by the Company on or before February 16, 2005. Any nominations to the Board of Directors, whether or not included in the proxy materials, must be received by the Company on or before May 19, 2005. Stockholders submitting proposals or nominating directors should submit them to the Company, c/o the Secretary of the Company, and utilize certified mail, return-receipt requested in order to ensure timely delivery.

By Order of the Board of Directors,

James C. Lockwood

Secretary

PROXY

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

700 East Bonita Avenue

Pomona, California 91767

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald G. Foster, John M. Palumbo and James C. Lockwood, and each of them, the attorneys and proxies of the undersigned with full powers of substitution to vote as indicated herein, all of the common stock (“Keystone Common Stock”), no par value, of Keystone Automotive Industries, Inc. (“Keystone”) held of record by the undersigned at the close of business on July 2, 2004, at the Annual Meeting of Keystone Stockholders to be held on August 18, 2004, at 10:00 a.m., Pacific Daylight Savings Time at the Sheraton Fairplex, 601 West McKinley Avenue, Pomona, California 91768, or at any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 WHEN NO CHOICE IS INDICATED. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting or any adjustment or postponement thereof.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLACK OR BLUE INK.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR ALL NOMINEES LISTED BELOW AND FOR PROPOSAL 2.

1. ELECTION OF DIRECTORS	☐ FOR all nominees listed below (except as marked to the contrary)		☐ WITHHOLD AUTHORITY to vote for all nominees listed below.
Vote withheld from the following nominees:
	☐ Ronald G. Foster ☐ James Robert Gerrity ☐ Richard L. Keister	☐ Timothy C. McQuay ☐ George E. Seebart ☐ Keith M. Thompson

2. PROPOSALTO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC AUDITORS	☐ For ☐ Against ☐ Abstain

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated:                                                                     , 2004

Signature

Signature if held jointly

I plan to attend the meeting:  YES  ☐  NO  ☐